Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: May 4, 2020

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Brett Krieg (918) 573-4614	Grace Scott (918) 573-1092

Williams Reports First-Quarter 2020 Financial Results

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three months ended Mar. 31, 2020.

Strong Fee-Revenue Drives 1Q 2020 Results

•
Net loss of $518 million, resulting in net loss of $0.43 per diluted share (EPS), which includes net non-cash impairment impact of $824 million, or $0.68 per diluted share, with improved business performance being offset by non-cash impairments

•	EPS of $0.26 per diluted share, excluding primarily non-cash impairment charges

•	10% increase in DCF to $861 million

•	4% increase in Adjusted EBITDA to $1.26 billion

•	2% increase in cash flow from operations to $787 million

•	1.78x dividend coverage ratio up from 1Q 19

•	Debt-to-Adjusted EBITDA reduced by 0.41x to 4.36x since 1Q 19

•	45% reduction in capital investments; down $233 million vs. 1Q 19

Intentionally built natural gas strategy remains durable for the long haul, despite current market volatility

•	Natural gas market fundamentals and demand remain strong

•	Stable and reliable customer base of utilities, power plants, LNG facilities and industrials plants supports firm-committed capacity on demand-pull regulated pipelines

•	Diversified gas gathering business linked directly to wellheads in premier dry gas basins provides advantaged position over crude basins

Safe and uninterrupted operation of critical systems, including pipeline control, amid coronavirus threat

•
Implemented proactive measures that align with federal and state guidelines so operators, security experts and entire workforce continue to do their jobs in a safe and productive manner without interruption to service

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

“First quarter results were in line with our expectations as strong fee-revenue and cost savings more than offset much lower commodity margins. We are pleased with the resilient cash flow our business produces, including continued growth from our Transmission & Gulf of Mexico segment as well as the Northeast G&P segment - even with the onset of the historic disruption in energy markets due to geopolitical factors and the wide-spread economic impacts of COVID-19. As a critical natural gas infrastructure provider, I am proud of the efforts of our frontline employees who have worked diligently behind the scenes to ensure we continue to safely and reliably meet the clean energy needs of communities across the country.

“Now more than ever, our focus on connecting the best natural gas supplies to the best markets is proving to be the right strategy. The scale of our natural gas-focused operations provides us the opportunity to identify efficiencies and reduce costs, something we actively addressed in 2019 and continue to explore this year. A healthy 42% of our EBITDA is driven by the firm reserved capacity payments on our fully contracted natural gas transmission pipelines that serve electric power generation, industrial and residential sectors. Our gas gathering and processing operations in advantaged gas-directed supply areas stand to benefit as associated gas basins are impacted by falling oil prices. Despite the fact that we could see some near-term shut-in risks in oil-directed areas, our business remains stable, and we continue to execute on our portfolio of transmission growth projects.”
Armstrong added, “Demand for natural gas remains firm, and we are extremely well-positioned to deliver this clean, affordable and reliable energy source to communities across the United States at a time when the dependability of the nation’s energy infrastructure is of critical importance. Natural gas is an economically and environmentally superior energy source with dramatically less exposure to geopolitical factors. Not surprisingly, Williams is standing tall amid the downward pressure in the oil market and demonstrating during these volatile times the stability of our natural gas-focused business strategy.”

Williams Summary Financial Information	1Q
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income (loss) amounts are attributable to The Williams Companies, Inc. available to common stockholders.	2020	2019

GAAP Measures
Net Income (loss)	($518)	$194
Net Income (loss) Per Share	($0.43)	$0.16
Cash Flow From Operations	$787	$775

Non-GAAP Measures (1)
Adjusted EBITDA	$1,262	$1,216
Adjusted Income	$313	$273
Adjusted Income Per Share	$0.26	$0.22
Distributable Cash Flow	$861	$780
Dividend Coverage Ratio	1.78	x	1.70	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	4.36x	4.77x
Capital Investments (3)	$284	$517

(1) Schedules reconciling adjusted income from continuing operations, Adjusted EBITDA, Distributable Cash Flow and Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) 1Q 2019 Debt-to-Adjusted EBITDA and Capital Investments excludes $727 million (net of cash acquired) for the purchase of the remaining 38% of UEOM as this amount was provided for at the close of the new Northeast JV by our JV partner, CPPIB, in June 2019.

(3) Capital Investments includes increases to property, plant, and equipment, purchases of businesses, net of cash acquired, and purchases of and contributions to equity-method investments.

GAAP Measures

•
First-quarter 2020 net loss included impairments of equity-method investments, goodwill and goodwill at an equity investee, resulting in a total $1.2 billion pre-tax charge, of which $65 million was attributable to noncontrolling interests, in connection with the recent macroeconomic and geopolitical conditions, including significant declines in crude oil prices driven by both surplus supply and a decrease in crude oil demand caused by the COVID-19 pandemic. In assessing the related fair value measurements that led to these impairments, Williams was required to consider recent publicly available indications of value (including the company's stock price), which included lower observed publicly traded EBITDA market multiples as compared with recent history, and a significantly higher industry weighted average discount rate. First-quarter 2019 included impairments of certain assets and equity-method investments totaling $86 million.

•
First quarter 2020 also reflects the benefits of $34 million of increased service revenues primarily due to expansion projects and the rate case settlement at Transco and higher gathering, processing and liquids handling volumes in Northeast G&P, $18 million lower operating and administrative costs primarily due to cost-savings initiatives implemented in late 2019, $20 million of higher equity earnings (excluding the effect of the previously mentioned impairment of goodwill at an equity investee), and $15 million of favorable changes in the amortization of regulatory assets and liabilities were partially offset by $19 million lower commodity margins primarily due to lower NGL prices.

•	The provision for income taxes changed favorably by $273 million primarily due to lower pre-tax income.

Non-GAAP Measures

•
The increase in Adjusted EBITDA reflects the previously mentioned increased service revenues, lower operating and administrative costs, and favorable changes in the amortization of regulatory assets and liabilities, partially offset by lower commodity margins.

•	Adjusted income for the quarter also improved, driven by the higher Adjusted EBITDA and higher equity earnings, partially offset by a higher provision for income taxes.

•	First-quarter 2020 DCF is higher, reflecting the increased Adjusted EBITDA and lower maintenance capital.

Business Segment Results & Form 10-Q

Williams' operations are comprised of the following reportable segments: Transmission & Gulf of Mexico, Northeast G&P, West and Other. For more information, please see the company's first-quarter 2020 Form 10-Q.

	Quarter-To-Date
Amounts in millions	Modified EBITDA			Adjusted EBITDA
	1Q 2020	1Q 2019	Change	1Q 2020	1Q 2019	Change
Transmission & Gulf of Mexico	$662	$636	$26	$669	$636	$33
Northeast G&P	369	299	70	370	302	68
West	215	256	(41)	216	270	(54)
Other	7	(4)	11	7	8	(1)
Totals	$1,253	$1,187	$66	$1,262	$1,216	$46

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.
Transmission & Gulf of Mexico

•
First-quarter 2020 Modified and Adjusted EBITDA reflect increased service revenues from Transco expansion projects placed in service and the benefit of Transco’s settled general rate case, partially offset by lower deferred revenue amortization at Gulfstar.

•
The period also benefited from favorable changes in the amortization of regulatory assets and liabilities driven by the settlement terms of Transco’s general rate case and lower operating and administrative costs.

•	On March 24, 2020, the FERC issued an order approving Transco’s uncontested rate case settlement., which will become effective on June 1, 2020.

Northeast G&P

•
First-quarter 2020 Modified and Adjusted EBITDA reflect increased service revenues due to higher gathering, processing and liquids handling volumes primarily from the new Northeast JV, Susquehanna Supply Hub, and the Utica Shale region, as well as the additional ownership in Utica East Ohio Midstream following the March 2019 acquisition and contribution into the Northeast JV.

•	The period also reflects higher proportional Modified and Adjusted EBITDA driven by the Marcellus South system and Blue Racer Midstream.

•	Gross gathering volumes, including 100% of operated equity-method investments, increased by 4% over the same period in 2019.

West

•
Volumes were stable in first-quarter 2020, but Modified and Adjusted EBITDA were down primarily due to $34 million of lower revenue in the Barnett Shale driven by reduced recognition of non-cash deferred revenue and the end of a contractual MVC period as well as a $21 million impact on commodity margins and inventory driven by lower NGL prices.

•
Lower operating and administrative costs, partially off-set the unfavorable changes described above. The change in Modified EBITDA also benefited from the absence of a 2019 impairment charge of $12 million, which is excluded from Adjusted EBITDA.

2020 Financial Guidance

As stated during Williams' investor update call on March 25, the company continues to expect 2020 Adjusted EBITDA toward the lower end of its previously stated range of between $4.95 billion and $5.25 billion. The company also continues to expect 2020 growth and maintenance capex toward the lower end of its previously stated range of between $1.55 billion and $1.85 billion. Guidance does not assume prolonged shut-ins of oil or condensate production or increases of dry gas production.

Williams' First-Quarter 2020 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams' first-quarter 2020 earnings presentation will be posted at www.williams.com. The company’s first-quarter 2020 earnings conference call and webcast with analysts and investors is scheduled for Tuesday, May 5, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). A limited number of phone lines will be available at (833) 968-1947. International callers should dial (778) 560-2563. The conference ID is 1267901. A webcast link to the conference call is available at www.williams.com. A replay of the webcast will be available on the website for at least 90 days following the event.

About Williams

Williams (NYSE: WMB) is committed to being the leader in providing infrastructure that safely delivers natural gas products to reliably fuel the clean energy economy. Headquartered in Tulsa, Oklahoma, Williams is an industry-leading, investment grade C-Corp with operations across the natural gas value chain including gathering, processing, interstate transportation and storage of natural gas and natural gas liquids. With major positions in top U.S. supply basins, Williams connects the best supplies with the growing demand for clean energy. Williams owns and operates more than 30,000 miles of pipelines system wide – including Transco, the nation’s largest volume and fastest growing pipeline – and handles approximately 30 percent of the natural gas in the United States that is used every day for clean-power generation, heating and industrial use. www.williams.com

The Williams Companies, Inc.
Consolidated Statement of Operations
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(Millions, except per-share amounts)
Revenues:
Service revenues	$1,474	$1,440
Service revenues – commodity consideration	28	64
Product sales	411	550
Total revenues	1,913	2,054
Costs and expenses:
Product costs	396	525
Processing commodity expenses	13	40
Operating and maintenance expenses	337	340
Depreciation and amortization expenses	429	416
Selling, general, and administrative expenses	113	128
Impairment of goodwill	187	—
Other (income) expense – net	7	44
Total costs and expenses	1,482	1,493
Operating income (loss)	431	561
Equity earnings (losses)	22	80
Impairment of equity-method investments	(938)	(74)
Other investing income (loss) – net	3	1
Interest incurred	(301)	(306)
Interest capitalized	5	10
Other income (expense) – net	4	11
Income (loss) before income taxes	(774)	283
Provision (benefit) for income taxes	(204)	69
Net income (loss)	(570)	214
Less: Net income (loss) attributable to noncontrolling interests	(53)	19
Net income (loss) attributable to The Williams Companies, Inc.	(517)	195
Preferred stock dividends	1	1
Net income (loss) available to common stockholders	$(518)	$194
Basic earnings (loss) per common share:
Net income (loss)	$(.43)	$.16
Weighted-average shares (thousands)	1,213,019	1,211,489
Diluted earnings (loss) per common share:
Net income (loss)	$(.43)	$.16
Weighted-average shares (thousands)	1,213,019	1,213,592

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	March 31, 2020	December 31, 2019
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$400	$289
Trade accounts and other receivables	940	1,002
Allowance for doubtful accounts	(10)	(6)
Trade accounts and other receivables – net	930	996
Inventories	105	125
Other current assets and deferred charges	130	170
Total current assets	1,565	1,580
Investments	5,179	6,235
Property, plant, and equipment	41,772	41,510
Accumulated depreciation and amortization	(12,631)	(12,310)
Property, plant, and equipment – net	29,141	29,200
Intangible assets – net of accumulated amortization	7,688	7,959
Regulatory assets, deferred charges, and other	1,056	1,066
Total assets	$44,629	$46,040
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$359	$552
Accrued liabilities	1,129	1,276
Long-term debt due within one year	628	2,140
Total current liabilities	2,116	3,968
Long-term debt	21,848	20,148
Deferred income tax liabilities	1,602	1,782
Regulatory liabilities, deferred income, and other	3,804	3,778
Contingent liabilities
Equity:
Stockholders’ equity:
Preferred stock	35	35
Common stock ($1 par value; 1,470 million shares authorized at March 31, 2020 and December 31, 2019; 1,248 million shares issued at March 31, 2020 and 1,247 million shares issued at December 31, 2019)	1,248	1,247
Capital in excess of par value	24,330	24,323
Retained deficit	(12,013)	(11,002)
Accumulated other comprehensive income (loss)	(205)	(199)
Treasury stock, at cost (35 million shares of common stock)	(1,041)	(1,041)
Total stockholders’ equity	12,354	13,363
Noncontrolling interests in consolidated subsidiaries	2,905	3,001
Total equity	15,259	16,364
Total liabilities and equity	$44,629	$46,040

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$(570)	$214
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	429	416
Provision (benefit) for deferred income taxes	(177)	75
Equity (earnings) losses	(22)	(80)
Distributions from unconsolidated affiliates	169	172
Impairment of goodwill	187	—
Impairment of equity-method investments	938	74
Amortization of stock-based awards	9	14
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	67	97
Inventories	19	1
Other current assets and deferred charges	20	(6)
Accounts payable	(155)	(39)
Accrued liabilities	(150)	(142)
Other, including changes in noncurrent assets and liabilities	23	(21)
Net cash provided (used) by operating activities	787	775
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	—	1,014
Proceeds from long-term debt	1,702	708
Payments of long-term debt	(1,518)	(864)
Proceeds from issuance of common stock	6	6
Common dividends paid	(485)	(460)
Dividends and distributions paid to noncontrolling interests	(44)	(41)
Contributions from noncontrolling interests	2	4
Other – net	(10)	(9)
Net cash provided (used) by financing activities	(347)	358
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(306)	(422)
Dispositions – net	(3)	(4)
Contributions in aid of construction	14	10
Purchases of businesses, net of cash acquired	—	(727)
Purchases of and contributions to equity-method investments	(30)	(99)
Other – net	(4)	(16)
Net cash provided (used) by investing activities	(329)	(1,258)
Increase (decrease) in cash and cash equivalents	111	(125)
Cash and cash equivalents at beginning of year	289	168
Cash and cash equivalents at end of period	$400	$43
_____________
(1) Increases to property, plant, and equipment	$(254)	$(418)
Changes in related accounts payable and accrued liabilities	(52)	(4)
Capital expenditures	$(306)	$(422)

Transmission & Gulf of Mexico
(UNAUDITED)
	2019(1)					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Regulated interstate natural gas transportation, storage, and other revenues (2)	$658	$650	$682	$690	$2,680	$692
Gathering, processing, and transportation revenues	128	121	117	113	479	99
Other fee revenues (2)	3	5	3	4	15	4
Commodity margins	8	7	6	4	25	3
Operating and administrative costs (2)	(197)	(230)	(209)	(242)	(878)	(184)
Other segment income (expenses) - net	(6)	(7)	22	22	31	4
Impairment of certain assets (3)	—	—	—	(354)	(354)	—
Proportional Modified EBITDA of equity-method investments	42	44	44	47	177	44
Modified EBITDA	636	590	665	284	2,175	662
Adjustments	—	38	15	359	412	7
Adjusted EBITDA	$636	$628	$680	$643	$2,587	$669

Statistics for Operated Assets
Natural Gas Transmission
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (Tbtu)	13.2	12.2	13.2	13.3	13.0	13.8
Avg. daily firm reserved capacity (Tbtu)	17.1	17.0	17.3	17.5	17.2	17.7
Northwest Pipeline LLC
Avg. daily transportation volumes (Tbtu)	2.7	2.0	1.9	2.7	2.3	2.6
Avg. daily firm reserved capacity (Tbtu)	3.1	3.0	3.0	3.0	3.0	3.0
Gulfstream - Non-consolidated
Avg. daily transportation volumes (Tbtu)	1.1	1.3	1.3	1.2	1.2	1.2
Avg. daily firm reserved capacity (Tbtu)	1.3	1.3	1.3	1.3	1.3	1.3
Gathering, Processing, and Crude Oil Transportation
Consolidated (4)
Gathering volumes (Bcf/d)	0.25	0.25	0.22	0.29	0.25	0.30
Plant inlet natural gas volumes (Bcf/d)	0.53	0.55	0.50	0.58	0.54	0.58
NGL production (Mbbls/d)	36	33	27	31	32	32
NGL equity sales (Mbbls/d)	7	9	5	6	7	5
Crude oil transportation volumes (Mbbls/d)	146	136	128	135	136	138
Non-consolidated (5)
Gathering volumes (Bcf/d)	0.35	0.38	0.36	0.35	0.36	0.35
Plant inlet natural gas volumes (Bcf/d)	0.35	0.39	0.36	0.35	0.36	0.35
NGL production (Mbbls/d)	24	27	24	26	25	24
NGL equity sales (Mbbls/d)	7	8	6	5	6	5

(1) Recast due to the change in segments in the first quarter of 2020.
(2) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(3) Our partners' $209 million share of the fourth-quarter 2019 impairment of the Constitution pipeline project is reflected outside of Modified EBITDA within Net loss attributable to noncontrolling interests.

(4) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(5) Includes 100% of the volumes associated with operated equity-method investments.

Northeast G&P
(UNAUDITED)
	2019					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Gathering, processing, transportation, and fractionation revenues	$239	$291	$310	$331	$1,171	$312
Other fee revenues (1)	23	21	23	24	91	25
Commodity margins	2	—	1	(1)	2	1
Operating and administrative costs (1)	(83)	(112)	(100)	(98)	(393)	(87)
Other segment income (expenses) - net	(4)	—	3	—	(1)	(2)
Impairment of certain assets	—	—	—	(10)	(10)	—
Proportional Modified EBITDA of equity-method investments	122	103	108	121	454	120
Modified EBITDA	299	303	345	367	1,314	369
Adjustments	3	16	(2)	10	27	1
Adjusted EBITDA	$302	$319	$343	$377	$1,341	$370

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.05	4.16	4.33	4.41	4.24	4.27
Plant inlet natural gas volumes (Bcf/d)	0.63	1.04	1.16	1.33	1.04	1.24
NGL production (Mbbls/d)	44	58	92	106	76	92
NGL equity sales (Mbbls/d)	4	3	3	2	3	2
Non-consolidated (3)
Gathering volumes (Bcf/d)	4.27	4.08	4.35	4.47	4.29	4.40

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated. The Northeast JV includes 100% of volumes handled by UEOM from the date of consolidation on March 18, 2019, but does not include volumes prior to that date as we did not operate UEOM.

(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership; and the Bradford Supply Hub and a portion of the Marcellus South Supply Hub within the Appalachia Midstream Services partnership. Volumes handled by Blue Racer Midstream (gathering and processing), which we do not operate, are not included.

West
(UNAUDITED)
	2019 (1)					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Gathering, processing, transportation, storage, and fractionation revenues	$344	$355	$307	$302	$1,308	$299
Other fee revenues (2)	7	6	6	4	23	6
Commodity margins	19	18	24	33	94	2
Operating and administrative costs (2)	(125)	(135)	(116)	(114)	(490)	(115)
Other segment income (expenses) - net	(3)	4	(5)	6	2	(5)
Impairment of certain assets	(12)	(64)	—	(24)	(100)	—
Proportional Modified EBITDA of equity-method investments	26	28	29	32	115	28
Modified EBITDA	256	212	245	239	952	215
Adjustments	14	75	(1)	24	112	1
Adjusted EBITDA	$270	$287	$244	$263	$1,064	$216

Statistics for Operated Assets
Gathering and Processing
Consolidated (3)
Gathering volumes (Bcf/d)	3.42	3.53	3.61	3.51	3.52	3.43
Plant inlet natural gas volumes (Bcf/d)	1.41	1.52	1.56	1.44	1.48	1.26
NGL production (Mbbls/d)	62	59	48	46	54	35
NGL equity sales (Mbbls/d)	27	28	17	17	22	12
Non-consolidated (4)
Gathering volumes (Bcf/d)	0.17	0.15	0.21	0.27	0.20	0.20
Plant inlet natural gas volumes (Bcf/d)	0.17	0.14	0.21	0.26	0.20	0.20
NGL production (Mbbls/d)	7	1	18	22	12	17
NGL and Crude Oil Transportation volumes (Mbbls/d) (5)	254	269	250	238	253	227

(1) Recast due to the change in segments in the first quarter of 2020.
(2) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(3) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(4) Includes 100% of the volumes associated with operated equity-method investments, including the Jackalope Gas Gathering System (sold in April 2019) and Rocky Mountain Midstream.
(5) Includes 100% of the volumes associated with operated equity-method investments, including the Overland Pass Pipeline Company and Rocky Mountain Midstream.

Capital Expenditures and Investments
(UNAUDITED)
	2019(1)					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Capital expenditures:
Transmission & Gulf of Mexico	$204	$255	$543	$252	$1,254	$185
Northeast G&P	152	177	131	74	534	46
West	58	59	107	76	300	72
Other	8	6	5	2	21	3
Total (2)	$422	$497	$786	$404	$2,109	$306

Purchases of investments:
Transmission & Gulf of Mexico	$—	$12	$3	$1	$16	$1
Northeast G&P	47	61	34	63	205	27
West	52	70	82	28	232	2
Total	$99	$143	$119	$92	$453	$30

Summary:
Transmission & Gulf of Mexico	$204	$267	$546	$253	$1,270	$186
Northeast G&P	199	238	165	137	739	73
West	110	129	189	104	532	74
Other	8	6	5	2	21	3
Total	$521	$640	$905	$496	$2,562	$336

Capital investments:
Increases to property, plant, and equipment	$418	$559	$730	$316	$2,023	$254
Purchases of businesses, net of cash acquired	727	—	1	—	728	—
Purchases of investments	99	143	119	92	453	30
Total	$1,244	$702	$850	$408	$3,204	$284

(2) Increases to property, plant, and equipment	$418	$559	$730	$316	$2,023	$254
Changes in related accounts payable and accrued liabilities	4	(62)	56	88	86	52
Capital expenditures	$422	$497	$786	$404	$2,109	$306

Contributions from noncontrolling interests	$4	$28	$—	$4	$36	$2
Contributions in aid of construction	$10	$8	$7	$27	$52	$14
Proceeds from sale of businesses, net of cash divested	$(2)	$—	$—	$—	$(2)	$—
Proceeds from sale of partial interest in consolidated subsidiary	$—	$1,330	$—	$4	$1,334	$—
Proceeds from disposition of equity-method investments	$—	$485	$—	$—	$485	$—

(1) Recast due to the change in segments in the first quarter of 2020.

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – Adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, distributable cash flow and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, Modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of Modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Distributable cash flow is defined as Adjusted EBITDA less maintenance capital expenditures, cash portion of net interest expense, income attributable to or dividends/ distributions paid to noncontrolling interests and cash income taxes, and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments. We also calculate the ratio of distributable cash flow to the total cash dividends paid (dividend coverage ratio). This measure reflects Williams’ distributable cash flow relative to its actual cash dividends paid.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither Adjusted EBITDA, adjusted income, nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income
(UNAUDITED)
	2019(1)					2020
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$194	$310	$220	$138	$862	$(518)

Income (loss) from continuing operations - diluted earnings (loss) per common share (2)	$.16	$.26	$.18	$.11	$.71	$(.43)
Adjustments:
Transmission & Gulf of Mexico
Constitution Pipeline project development costs	$—	$1	$1	$1	$3	$—
Impairment of certain assets (3)	—	—	—	354	354	—
Pension plan settlement charge	—	—	—	—	—	4
Adjustment of Transco’s regulatory asset for post-WPZ Merger state deferred income tax change consistent with filed rate case	—	—	—	—	—	2
Reversal of expenditures capitalized in prior years	—	15	—	1	16	—
Severance and related costs	—	22	14	3	39	1
Total Transmission & Gulf of Mexico adjustments	—	38	15	359	412	7
Northeast G&P
Expenses associated with new venture	3	6	1	—	10	—
Pension plan settlement charge	—	—	—	—	—	1
Impairment of certain assets	—	—	—	10	10	—
Severance and related costs	—	10	(3)	—	7	—
Total Northeast G&P adjustments	3	16	(2)	10	27	1
West
Impairment of certain assets	12	64	—	24	100	—
Pension plan settlement charge	—	—	—	—	—	1
Adjustment of gain on sale of Four Corners assets	2	—	—	—	2	—
Severance and related costs	—	11	(1)	—	10	—
Total West adjustments	14	75	(1)	24	112	1
Other
Adjustment of Transco’s regulatory asset for post-WPZ Merger state deferred income tax change consistent with filed rate case	12	—	—	—	12	—
Accrual for loss contingencies associated with former operations	—	—	9	(5)	4	—
Severance and related costs	—	—	—	1	1	—
Total Other adjustments	12	—	9	(4)	17	—
Adjustments included in Modified EBITDA	29	129	21	389	568	9

Adjustments below Modified EBITDA
Impairment of equity-method investments	74	(2)	114	—	186	938
Impairment of goodwill (3)	—	—	—	—	—	187
Share of impairment of goodwill at equity-method investment	—	—	—	—	—	78
Adjustment of gain on deconsolidation of certain Permian assets	2	—	—	—	2	—
Loss on deconsolidation of Constitution	—	—	—	27	27	—
Gain on sale of equity-method investments	—	(122)	—	—	(122)	—
Allocation of adjustments to noncontrolling interests	—	(1)	—	(210)	(211)	(65)
	76	(125)	114	(183)	(118)	1,138
Total adjustments	105	4	135	206	450	1,147
Less tax effect for above items	(26)	(1)	(34)	(51)	(112)	(316)

Adjusted income from continuing operations available to common stockholders	$273	$313	$321	$293	$1,200	$313
Adjusted income from continuing operations - diluted earnings per common share (2)	$.22	$.26	$.26	$.24	$.99	$.26
Weighted-average shares - diluted (thousands)	1,213,592	1,214,065	1,214,165	1,214,212	1,214,011	1,214,348
(1) Recast due to the change in segments in the first quarter of 2020.
(2) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(3) Our partners' $209 million share of the fourth-quarter 2019 impairment of the Constitution pipeline project and $65 million share of the first-quarter 2020 impairment of goodwill are reflected below in Allocation of adjustments to noncontrolling interests.

Reconciliation of Distributable Cash Flow (DCF)
(UNAUDITED)
	2019					2020
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

The Williams Companies, Inc.
Reconciliation of GAAP "Net Income (Loss)" to Non-GAAP "Modified EBITDA", "Adjusted EBITDA" and "Distributable cash flow"

Net income (loss)	$214	$324	$242	$(66)	$714	$(570)
Provision (benefit) for income taxes	69	98	77	91	335	(204)
Interest expense	296	296	296	298	1,186	296
Equity (earnings) losses	(80)	(87)	(93)	(115)	(375)	(22)
Impairment of goodwill	—	—	—	—	—	187
Impairment of equity-method investments	74	(2)	114	—	186	938
Other investing (income) loss - net	(1)	(124)	(7)	25	(107)	(3)
Proportional Modified EBITDA of equity-method investments	190	175	181	200	746	192
Depreciation and amortization expenses	416	424	435	439	1,714	429
Accretion expense associated with asset retirement obligations for nonregulated operations	9	8	8	8	33	10
(Income) loss from discontinued operations, net of tax	—	—	—	15	15	—
Modified EBITDA	1,187	1,112	1,253	895	4,447	1,253
EBITDA adjustments	29	129	21	389	568	9
Adjusted EBITDA	1,216	1,241	1,274	1,284	5,015	1,262

Maintenance capital expenditures (1)	(93)	(130)	(128)	(113)	(464)	(52)
Preferred dividends	(1)	—	(1)	(1)	(3)	(1)
Net interest expense - cash portion (2)	(304)	(302)	(301)	(306)	(1,213)	(304)
Cash taxes	3	85	(2)	—	86	—
Dividends and distributions paid to noncontrolling interests	(41)	(27)	(20)	(36)	(124)	(44)
Distributable cash flow	$780	$867	$822	$828	$3,297	$861

Common dividends paid	$460	$461	$461	$460	$1,842	$485

Coverage ratios:
Distributable cash flow divided by Common dividends paid	1.70	1.88	1.78	1.80	1.79	1.78
Net income (loss) divided by Common dividends paid	0.47	0.70	0.52	(0.14)	0.39	(1.18)

(1) Includes proportionate share of maintenance capital expenditures of equity-method investments.
(2) Includes proportionate share of interest expense of equity-method investments.

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2019(1)					2020
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Net income (loss)	$214	$324	$242	$(66)	$714	$(570)
Provision (benefit) for income taxes	69	98	77	91	335	(204)
Interest expense	296	296	296	298	1,186	296
Equity (earnings) losses	(80)	(87)	(93)	(115)	(375)	(22)
Impairment of goodwill	—	—	—	—	—	187
Impairment of equity-method investments	74	(2)	114	—	186	938
Other investing (income) loss - net	(1)	(124)	(7)	25	(107)	(3)
Proportional Modified EBITDA of equity-method investments	190	175	181	200	746	192
Depreciation and amortization expenses	416	424	435	439	1,714	429
Accretion expense associated with asset retirement obligations for nonregulated operations	9	8	8	8	33	10
(Income) loss from discontinued operations, net of tax	—	—	—	15	15	—
Modified EBITDA	$1,187	$1,112	$1,253	$895	$4,447	$1,253

Transmission & Gulf of Mexico	$636	$590	$665	$284	$2,175	$662
Northeast G&P	299	303	345	367	1,314	369
West	256	212	245	239	952	215
Other	(4)	7	(2)	5	6	7
Total Modified EBITDA	$1,187	$1,112	$1,253	$895	$4,447	$1,253

Adjustments included in Modified EBITDA (2):

Transmission & Gulf of Mexico	$—	$38	$15	$359	$412	$7
Northeast G&P	3	16	(2)	10	27	1
West	14	75	(1)	24	112	1
Other	12	—	9	(4)	17	—
Total Adjustments included in Modified EBITDA	$29	$129	$21	$389	$568	$9

Adjusted EBITDA:

Transmission & Gulf of Mexico	$636	$628	$680	$643	$2,587	$669
Northeast G&P	302	319	343	377	1,341	370
West	270	287	244	263	1,064	216
Other	8	7	7	1	23	7
Total Adjusted EBITDA	$1,216	$1,241	$1,274	$1,284	$5,015	$1,262

(1) Recast due to change in segments in the first quarter of 2020.
(2) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income," which is also included in these materials.

Reconciliation of GAAP "Net Income (Loss)" to Non-GAAP "Modified EBITDA", "Adjusted EBITDA" and "Distributable Cash Flow"

	2020 Guidance
(Dollars in millions, except per share amounts and coverage ratio)	Low	Mid	High

Net income (loss)	$304	$454	$604
Provision (benefit) for income taxes		134
Interest expense		1,180
Equity (earnings) losses		(450)
Share of impairment of goodwill at equity-method investment		78
Impairment of equity-method investments		938
Impairment of goodwill		187
Proportional Modified EBITDA of equity-method investments		820
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		1,750
Modified EBITDA	$4,941	$5,091	$5,241
EBITDA Adjustments (1)		9
Adjusted EBITDA	$4,950	$5,100	$5,250

Net interest expense - cash portion (2)		(1,215)
Maintenance capital expenditures (2)	(550)	(500)	(450)
Cash taxes		60
Dividends and distributions paid to noncontrolling interests and other		(195)
Distributable cash flow (DCF)	$3,050	$3,250	$3,450
--Distributable cash flow per share (3)	$2.50	$2.67	$2.83

Dividends paid		(1,950)
Excess cash available after dividends	$1,100	$1,300	$1,500

Dividend per share		$1.60

Coverage ratio (Distributable cash flow / Dividends paid)	1.56x	1.67x	1.77x

(1) See 1Q 2020 "Reconciliation of Income (Loss) Attributable to Williams to Adjusted Income" for additional details of adjustments
(2) Includes proportionate share of equity-method investments
(3) Distributable cash flow / diluted weighted-average common shares of 1,218 million

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Income Available to Common Stockholders

	2020 Guidance
(Dollars in millions, except per-share amounts)	Low	Mid	High

Net income (loss)	$304	$454	$604
Less: Net income (loss) attributable to noncontrolling interests & preferred dividends		(25)
Net income (loss) attributable to The Williams Companies, Inc. available to common stockholders	329	479	629

Adjustments:
Adjustments included in Modified EBITDA (1)		9
Adjustments below Modified EBITDA (1)		1,203
Allocation of adjustments to noncontrolling interests (1)		(65)
Total adjustments		1,147
Less tax effect for above items		(316)
Adjusted income available to common stockholders	$1,160	$1,310	$1,460
Adjusted diluted earnings per common share	$0.95	$1.08	$1.20
Weighted-average shares - diluted (millions)		1,218

(1) See 1Q 2020 "Reconciliation of Income (Loss) Attributable to Williams to Adjusted Income" for additional details of adjustments

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams and its affiliates;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Expected in-service dates for capital projects;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids and crude oil prices, supply, and demand;

•	Demand for our services;

•	The impact of the novel coronavirus (COVID-19) pandemic.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Availability of supplies, market demand, and volatility of prices;

•	Development and rate of adoption of alternative energy sources;

•
The impact of existing and future laws and regulations, the regulatory environment, environmental liabilities, and litigation, as well as our ability to obtain necessary permits and approvals, and achieve favorable rate proceeding outcomes;

•	Our exposure to the credit risk of our customers and counterparties;

•
Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and to consummate asset sales on acceptable terms;

•	Whether we are able to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•	The strength and financial resources of our competitors and the effects of competition;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Whether we will be able to effectively execute our financing plan;

•	Increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance practices;

•	The physical and financial risks associated with climate change;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	The risks resulting from outbreaks or other public health crises, including the novel coronavirus (COVID-19);

•	Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•	Acts of terrorism, cybersecurity incidents, and related disruptions;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•	Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•
Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•
The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•	Changes in the current geopolitical situation;

•	Whether we are able to pay current and expected levels of dividends;

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 24, 2020, as supplemented by the disclosure in Part II, Item 1A. Risk Factors in our Quarterly Report on Form 10-Q.

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